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                                                               Exhibit 99.(a)(5)

                          OFFER TO PURCHASE FOR CASH
             ALL OUTSTANDING COMMON SHARES OF BENEFICIAL INTEREST,
                           PAR VALUE $0.01 PER SHARE
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      of

                            CABOT INDUSTRIAL TRUST

                                      at

                             $24.00 Net Per Share

                                      by

                           ROOSTER ACQUISITION CORP.
                           a wholly owned subsidiary

                                      of

                      CALWEST INDUSTRIAL PROPERTIES, LLC

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, DECEMBER 4, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               November 5, 2001

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase, dated November 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Rooster Acquisition Corp., a Maryland corporation ("Rooster Acquisition Corp.") and wholly owned subsidiary of CalWest Industrial Properties, LLC, a California limited liability company ("CalWest"), to purchase all the issued and outstanding common shares of beneficial interest, par value $0.01 per share ("Common Shares"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of June 11, 1998, as amended and restated as of September 10, 1998, and as further amended on October 28, 2001, between Cabot Industrial Trust, a Maryland real estate investment trust ("Cabot"), and EquiServe Limited Partnership (as successor to BankBoston, N.A.), as Rights Agent, of Cabot, at a purchase price of $24.00 per Common Share, net to the seller in cash (less any required withholding taxes), without interest (such amount, or any greater amount per Common Share paid pursuant to the Offer, the "Per Share Amount"), upon the terms and subject to the conditions set forth in the Offer enclosed herewith.

   WE ARE THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

   Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Common Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.


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   Please note the following:

      1. The tender price is $24.00 per Common Share, net to you in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

      2. The Offer is being made for any and all of the issued and outstanding Common Shares.

      3. The Board of Trustees (the "Board") of Cabot has determined that the Merger Agreement (as defined below), the Offer, the Merger (as defined below) and the other transactions contemplated thereby, taken together, are fair to, advisable and in the best interests of Cabot and its shareholders and voted to approve the Merger Agreement and recommend acceptance and approval by the holders of Common Shares of the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby and that such holders tender their Common Shares.

      4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 28, 2001 (the "Merger Agreement"), by and among Rooster Acquisition Corp., CalWest, Cabot and Cabot Industrial Properties, L.P., a Delaware limited partnership and majority owned subsidiary of Cabot, of which Cabot is the sole general partner ("Cabot LP"). Pursuant to the Merger Agreement, among other things, if Rooster Acquisition Corp. acquires or otherwise owns, pursuant to the Offer or otherwise, in the aggregate the number of Common Shares that shall constitute at least two-thirds of the then outstanding Common Shares on a fully diluted basis (including, without limitation, all shares issuable upon the conversion of any convertible securities or upon the exercise or conversion of any units of common limited partnership interest in Cabot LP ("Units"), options, warrants or rights), Rooster Acquisition Corp. shall merge with and into Cabot with Cabot surviving the merger (the Merger") in accordance with Maryland law. At the effective time of the Merger (the "Effective Time"), each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares that are owned by Rooster Acquisition Corp., CalWest or any direct or indirect wholly owned subsidiary of CalWest) shall be canceled and converted automatically into the right to receive the Per Share Amount in cash, without interest, upon the terms and subject to the conditions provided in the Merger Agreement. The Merger Agreement is more fully described in the Offer to Purchase.

      5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Common Shares that shall constitute at least two-thirds of the then outstanding Common Shares on a fully diluted basis (including, without limitation, all shares issuable upon the conversion of any convertible securities or upon the exercise or conversion of any units of common limited partnership, options, warrants or rights) and (ii) the expiration or termination prior to the expiration of the Offer of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See the Introduction and Section 14 of the Offer to Purchase.

      6. Any stock transfer taxes applicable to the sale of Common Shares to Rooster Acquisition Corp. pursuant to the Offer will be paid by Rooster Acquisition Corp., except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      7. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 4, 2001, UNLESS THE OFFER IS EXTENDED.

      8. Rooster Acquisition Corp. will pay for Common Shares only after timely receipt by the Depositary of (i) certificates representing Common Shares ("Share Certificates") or timely confirmation of the book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer of such Common Shares, and (iii) any other documents required by

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   the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time and will depend upon when Share Certificates or confirmations of book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

   IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE COMMON SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE BACK PAGE OF THIS LETTER. IF YOU AUTHORIZE THE TENDER OF YOUR COMMON SHARES, ALL SUCH COMMON SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE BACK PAGE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

   Rooster Acquisition Corp. is not aware of any state where the making of the Offer is prohibited by administrative or judicial action or pursuant to any valid state statute. If Rooster Acquisition Corp. becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Common Shares pursuant thereto, it will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Rooster Acquisition Corp. cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Common Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Rooster Acquisition Corp. by Goldman, Sachs & Co., as the Dealer Managers for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Dated: November 5, 2001


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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
             ALL OUTSTANDING COMMON SHARES OF BENEFICIAL INTEREST,
                           PAR VALUE $0.01 PER SHARE
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      of

                            CABOT INDUSTRIAL TRUST

                                      by

                           ROOSTER ACQUISITION CORP.

                           a wholly owned subsidiary

                                      of

                      CALWEST INDUSTRIAL PROPERTIES, LLC

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 5, 2001, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Rooster Acquisition Corp., a Maryland corporation and wholly owned subsidiary of CalWest Industrial Properties, LLC, a California limited liability company, to purchase all the issued and outstanding common shares of beneficial interest, par value $0.01 per share ("Common Shares"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement dated as of June 11, 1998, as amended and restated as of September 10, 1998, and as further amended on October 28, 2001, between Cabot Industrial Trust, a Maryland real estate investment trust ("Cabot"), and EquiServe Limited Partnership (as successor to BankBoston N.A.), as Rights Agent, of Cabot, at a purchase price of $24.00 per Common Share, net to the seller in cash (less any required withholding taxes), without interest, upon the terms and subject to the conditions set forth in the Offer.

   This will instruct you to tender the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

   Number of Shares To Be Tendered:       Common Shares
                                   ------
   Dated:
         ------------

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                                   SIGN HERE

  _____________________________________________________________________________
                                 Signature(s)

  _____________________________________________________________________________
                         Please type or print name(s)

  _____________________________________________________________________________
                         Please type or print address

  Area Code and Telephone Number ______________________________________________

  Taxpayer Identification or Social Security Number ___________________________

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